Exhibit 10.3

SEPTEMBER 2021 MODIFICATION OF LOAN DOCUMENTS

THIS SEPTEMBER 2021 MODIFICATION OF LOAN DOCUMENTS (this “Agreement” or “Modification”) is made effective as of September 9, 2021 (the “Effective Date”), by and among NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower"), NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation (the "Guarantor"), each of the undersigned in their capacities as “Pledgors” under any one or more of the Pledge Agreement, the Economic Interest Pledge Agreement, and the Equity Proceeds Pledge Agreement (each, as defined in the Credit Agreement referenced below), TRUIST BANK, a North Carolina banking corporation, as administrative agent (in such capacity, and together with any successor Administrative Agent under the Credit Agreement (as hereinafter defined), the “Administrative Agent”), and the Lenders party to the Credit Agreement as of the date hereof (provided, that such Lenders shall include KeyBank National Association in its capacity as the sole Second Supplemental Lender being added to the Credit Agreement pursuant to the terms hereof).

RECITALS:

A.Reference is hereby made to that certain Amended and Restated Revolving Credit Agreement dated as of June 30, 2021 by and among Borrower, Administrative Agent, and the Lenders party thereto (as the same may have been amended, restated, supplemented, or otherwise modified prior to the date hereof and as modified hereby, the “Credit Agreement”) pursuant to which the Lenders have previously extended financing to the Borrower in the form of the Revolving Loans and Supplemental Loans referenced therein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

B.Guarantor has guaranteed the obligations of Borrower under and in connection with the Credit Agreement pursuant to the terms of that certain Amended and Restated Guaranty Agreement dated as of June 30, 2021 (as the same may have been amended, restated, supplemented, or otherwise modified prior to the date hereof and as modified hereby, the “Guaranty”).

C.The Borrower’s obligations under the Credit Agreement have been further secured by the Pledge Agreement, the Economic Interest Pledge Agreement, and the Equity Proceeds Pledge Agreement, each as referenced in the Credit Agreement, and executed and delivered by the respective Pledgors.

D.Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders wish to modify certain terms and provisions of the Loan Documents as set forth or required herein for the purposes of, among other things, providing for an additional tranche of term loan indebtedness under the Credit Agreement to be funded as of the date hereof in an amount equal to $35,000,000.00 and subject to the terms and conditions referenced herein. The Administrative Agent and Lenders are willing to agree to such modifications subject to the satisfaction

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of certain conditions precedent as set forth herein and subject to Borrower, Guarantor, and Pledgors making the representations and assurances hereinafter set forth.

NOW, THEREFORE, in consideration of the recitals, the mutual representations and covenants contained in this Modification and other good consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor (as applicable), Pledgors (as applicable), Administrative Agent, and the Lenders do hereby agree as follows:

1.Recitals; Terms.  The Recitals set forth above are true and correct and are made a part hereof.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2.Credit Agreement.  The Credit Agreement is hereby modified to reflect the revisions thereto reflected in the redlined iteration thereof attached hereto as Exhibit A, such that the Credit Agreement, as modified hereby, shall be as set forth on Exhibit B attached hereto.

3.Loan Documents Generally.  Each of the Loan Documents is hereby further amended in the following respects (to the extent the amendments set forth above have not already addressed such matters):

(a)Each reference contained in the Loan Documents to such Loan Document or any other Loan Document (as applicable), is hereby deemed to be a reference to each such document as amended and modified by this Modification (as applicable).

(b)This Modification shall be deemed to be included as a “Loan Document” in any and all references to the “Loan Documents” contained in any of the Loan Documents existing as of the date hereof or which are executed following the date hereof.

4.Conditions Precedent.  The effectiveness of the proposed modification of the Loan Documents set forth herein is conditioned upon the Administrative Agent’s receipt of the following documents, materials, confirmations and/or payments, each of which shall be in a form and substance satisfactory to the Administrative Agent:

(a)two (2) duly executed original counterparts from Borrower, Guarantor, each Pledgor, each Lender, and Administrative Agent of this Modification (together with all required acknowledgements by such parties);

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(b)payment by Borrower of (i) a work fee to Administrative Agent for the account of each Lender in an amount equal to 5 basis points multiplied by the total Commitment of each respective Lender; (ii) all outstanding fees and expenses of the Administrative Agent and the Administrative Agent’s counsel incurred in connection with the preparation, review, execution and delivery of this Modification, the documents executed in connection herewith, all other amendments, restatements, supplements or negotiations related to the Loan Documents or the Loans; (iii) all other fees, expenses or other amounts payable by Borrower related to the Credit Agreement and/or the Loan Documents which are due and payable on the date hereof pursuant to the terms of any Loan Document; and (iv) fees/costs related to Second Supplemental Commitment;

(c)a certificate of “no change” from each of the Borrower and Guarantor certifying that such entity’s: (i) certificate of existence/good standing; and (ii) organizational documents have not been amended since the date of the closing of the Credit Agreement;

(d)a current Certificate of Existence/Good Standing for each of the Borrower and the Guarantor issued by the jurisdiction in which such entity is organized and, with respect to the Borrower, a certified copy of a currently-effective authorization to transact business in each applicable state in which such authorization is required for the ownership and operation of the properties secured by the Security Instrument;

(e)resolutions from each of the Borrower, the Guarantor, and each Pledgor authorizing and approving the modification of the Loan Documents and the other matters set forth herein;

(f)a legal opinion from counsel to the Borrower, Guarantor, and each Pledgor opining to the due authorization, execution, and effectiveness of this Modification; and

(g)such other and further items, information or materials as the Administrative Agent shall reasonably require.

5.Representations, Warranties and Acknowledgments of Borrower.  As an inducement to the Administrative Agent and Lenders to enter into this Agreement, Borrower represents, warrants, covenants and acknowledges as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Administrative Agent and Lenders have relied):

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(a)Title to all collateral (including all real and personal property) in which Administrative Agent was given a lien or security interest pursuant to the Loan Documents is vested in Borrower or the applicable Pledgor subject only to those matters specifically approved in writing by Administrative Agent or expressly permitted in the applicable Loan Document(s).  No additional lien interests have been granted by Borrower or any Pledgor for any such collateral since the execution of the original Loan Documents.

(b)There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, the Guarantor, any Pledgor, or any other person or entity with respect to this Modification, the Loan Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of the Borrower to repay the Loans or other Obligations, as the case may be.

(c)Each of Borrower, Guarantor, and each Pledgor is a duly organized and validly existing entity under and with respect to the laws of its state of organization. Each of Borrower, Guarantor, and each Pledgor has the right and power and has obtained all authorizations necessary to execute and deliver this Modification and all other documents required to be delivered as conditions precedent to the effectiveness hereof and to perform their respective obligations hereunder and under the other Loan Documents (as applicable) in accordance with their respective terms. This Modification has been duly executed and delivered by a duly authorized officer of Borrower, Guarantor, and each Pledgor.  This Modification and each of the other Loan Documents (in each case as amended hereby, if applicable), is a legal, valid and binding obligation of Borrower, the Guarantor, and each Pledgor (in each case, to the extent they are a party thereto), enforceable against the Borrower, Guarantor, and/or each Pledgor (as applicable) in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(d)There are no actions, suits or proceedings pending or threatened against or affecting Borrower, Guarantor, and/or any Pledgor which, if adversely determined, could affect Borrower’s, Guarantor’s, or any such Pledgor’s ability to perform its obligations under the Loan Documents or challenge the validity of or enforceability of, or ability of Borrower, Guarantor, and/or any such Pledgor to fulfill each of its obligations under this Modification, any of the other Loan Documents, or any of the other instruments, documents or agreements described herein, as modified and amended hereby, or the priority of any lien thereof, in any court, at law or in equity, or before any administrative agencies or other governmental authority.

(e)Borrower further represents and warrants that the ownership structure of each of the Borrower, the Guarantor, and each of the Pledgors has not been changed and each of Borrower’s, Guarantor’s, and each Pledgor’s organizational documents have not been modified or amended, in each

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case since the initial closing of the Credit Agreement, or have not been so changed or amended except to the extent of such amendments as have been provided to Administrative Agent in writing.

(f)Following the execution and delivery of this Modification, no Event of Default or Default exists under the Loan Documents as of the date hereof and, as of the date hereof, all of the covenants, representations and warranties made by the Borrower, Guarantor, and each Pledgor and contained in any of the Loan Documents are true and correct as of the date of this Modification (except to the extent any such representations or warranties expressly refer to an earlier date).

6.Reaffirmation of Collateral Document Obligations; Receipt of Modification.  The Borrower, Guarantor, and each Pledgor each hereby acknowledges receipt of a copy of this Modification and agrees that (a) each of the Collateral Documents shall continue in full force and effect in favor of the Administrative Agent and for the benefit of the Secured Parties with respect to the obligations guaranteed or secured thereby (as modified hereby), and (b) each of the Collateral Documents, as modified hereby, is hereby ratified and confirmed in all respects.

7.Future Delivery and Execution of Documents.  Each of Borrower, Guarantor, and/or each Pledgor (as applicable) will execute such additional documents as are reasonably requested by the Administrative Agent to reflect the terms and conditions of this Modification, and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Administrative Agent.

8.Release.  In consideration of the modifications set forth in this Modification, Borrower, Guarantor, and each Pledgor each hereby releases and holds harmless the Administrative Agent and each of the Lenders and their respective officers, employees and agents, from and against any claim, action, suit, demand, cost, expense or liability of any kind relating to the making of the extension of credit under the Credit Agreement, the administration of same or any business communications and dealings between or among the Borrower and/or Guarantor (or either of them), on one hand, and the Administrative Agent and any Lender, on the other, concerning the Credit Agreement, the extensions of credit thereunder, or any of the Loan Documents and arising on or prior to the date hereof.

9.Defaults Under the Credit Agreement.  The failure of Borrower, Guarantor, and/or any Pledgor to perform any of their respective obligations under this Modification or any of the other Loan Documents (following any applicable notice and cure periods) or the falsity of any representation or warranty made herein or the failure of Borrower, Guarantor, and/or Pledgors to advise Administrative Agent that a representation or warranty made herein is no longer true shall, at the option of the Administrative Agent and Lenders, after expiration of any applicable cure period, constitute an Event of Default under the Credit Agreement.

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10.Effectiveness.  The Loan Documents and the terms and provisions thereof, as modified and amended hereby, and the liens and security interests created thereby shall constitute and remain in full force and effect as of the execution thereof.  All of the terms of the Loan Documents, except to the extent modified herein or amended and restated in connection herewith, shall remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. Section headings in this Modification are included herein for convenience of reference only and shall not constitute a part of this Modification for any other purpose.

11.Savings Clause.  If any provision of any of this Modification or of any Loan Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

12.No Novation.  Borrower, Guarantor, and each Pledgor each intend for the amendments to the Loan Documents to evidence an amendment to the terms of the existing indebtedness or obligations of Borrower, Guarantor, and/or Pledgors (as and to the extent applicable) to the Administrative Agent and Lenders and do not intend for such amendments to constitute a novation in any manner whatsoever.

13.Counterparts.  This Modification may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Modification to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile or PDF by any of the parties hereto of an executed counterpart of this Modification shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

14.Fees and Expenses.  The Borrower hereby agrees that all fees, expenses and costs incurred by the Administrative Agent or its counsel in reviewing, negotiating, preparing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Credit Agreement.

15.Amendments; Use of Terms.  This Modification may not be supplemented, changed, waived, discharged, terminated, modified or amended except in written form executed by all parties hereto.  Wherever in this Modification any word or combination of words (including defined terms) connotes number or gender, such word or combination of words shall be deemed of such number (singular or plural) and such gender (masculine, neuter or feminine) as the context and circumstances may require.  This Modification shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal and legal representatives, successors and assigns.

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16.Final Agreement.  This Modification represents the final agreement between the parties and supersedes all previous negotiations, discussions and agreements, contemporaneous or subsequent, between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary their terms.  There are no promises, terms, conditions or obligations other than those contained in this Modification.  There are no unwritten oral agreements between the parties.

17.Binding Effect.  This Modification shall become effective as of the date set forth above upon satisfaction or waiver of all of the conditions set forth in Section 4 hereof and execution and delivery of this Modification by the Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders.  Thereafter this Modification shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

18.Governing Law and Jurisdiction.  This Modification and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, Borrower, Guarantor, Pledgors, Administrative Agent, and the Lenders have executed this Modification under seal on the date first above written.

BORROWER/PLEDGOR:

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	NEXPOINT RESIDENTIAL TRUST, OPERATING PARTNERSHIP GP, LLC, a Delaware limited liability company, its General Partner

By:	NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation, its Sole Member

By:	/s/ Matt McGraner
Name:	Matt McGraner
Title:	Executive Vice President and Chief Investment Officer

GUARANTOR/PLEDGOR:

NEXPOINT RESIDENTIAL TRUST, INC., a Maryland corporation

By:	/s/ Matt McGraner
Name:	Matt McGraner
Title:	Executive Vice President and Chief Investment Officer

ADDITIONAL PLEDGORS:

FRBH C-1 Residential, LLC

FRBH Nashville Residential, LLC

FRBH JAX-TPA, LLC

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HRT Timber Creek, LLC

NXRT Radbourne Lake, LLC

NXRT Sabal Palms, LLC

NXRTBH Cornerstone, LLC

NXRTBH Barrington Mill, LLC

NXRTBH North Dallas 3, LLC

NXRT Bayberry, LLC

NXRTBH AZ2, LLC

NXRT Vanderbilt, LLC

BH Willowdale Manager, LLC

FRBH Regatta Bay, LLC

NXRTBH McMillan, LLC

Freedom Miramar Apartments, LLC

HRTBH North Atlanta, LLC

NXRT Crestmont, LLC

NXRT Brandywine LP, LLC

NXRT PHX 3, LLC

NXRT Summers Landing GP, LLC

NXRT Glenview, LLC

NXRT West Place, LLC

NXRT Pembroke Owner, LLC

NXRT Brentwood Owner, LLC

NexPoint Residential Trust Operating Partnership, L.P.

By:	/s/ Matt McGraner
Name:	Matt McGraner
Title:	Authorized Signatory

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ADMINISTRATIVE AGENT:

TRUIST BANK, as Administrative Agent,

By:	/s/ Ryan Almond
Name:	Ryan Almond
Title:	Director

LENDERS:

TRUIST BANK, as a Revolving Lender and as a Supplemental Lender

By:	/s/ Ryan Almond
Name:	Christopher T. Neil
Title:	Senior Banker

KEYBANK NATIONAL ASSOCIATION, as a Revolving Lender, as a Supplemental Lender, and as the sole Second Supplemental Lender

By:	/s/ Christopher Neil
Name:	Christopher T. Neil
Title:	Senior Banker

CITIZENS BANK, N.A., as a Revolving Lender

By:	/s/ Thomas Shannon
Name:	Thomas Shannon
Title:	Officer

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RAYMOND JAMES BANK, N.A., as a Revolving Lender

By:	/s/ Ted Long
Name:	Ted Long
Title:	Senior Vice President

SYNOVUS BANK, as a Revolving Lender

By:	/s/ Tejas Patel
Name:	Tejas Patel
Title:	Senior Manager

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EXHIBIT A

REDLINED CREDIT AGREEMENT

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EXHIBIT B

CLEAN/UPDATED CREDIT AGREEMENT

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